EXHIBIT 10.6
ASSUMPTION AGREEMENT
     THIS ASSUMPTION AGREEMENT (“Agreement”) is dated as of the 18th day of December, 2003, by and among National Loan Investors, L.P., a Delaware Limited Partnership (“Lender”), having an address of Suite 1313, 3030 N.W. Expressway, Oklahoma City, OK 73112, as assignee of Wachovia Bank, National Association (“Wachovia”); The Wheatstone Energy Group, Inc., a Georgia corporation (the “Prior Borrower”) having an address of 1231 Collier Road, NW, Suite 0, Atlanta, GA 30318; WEGI Acquisition, LLC, a Georgia Limited Liability Company (the “New Borrower”) having an address of 1945 The Exchange, Suite 300, Atlanta, Cobb County, Georgia 30339-2029; and M. Todd Jarvis and Paul M. Williams, individually (collectively, the “Guarantors”).
RECITALS:
     A. Wachovia made the following loans to the Prior Borrower:
     1. Line of Credit Loan dated July 26, 2001, in an amount not to exceed One Million Two Hundred Thousand Dollars ($1,200,000.00) (“Line of Credit Loan”), evidenced by Note and Security Agreement dated July 26, 2001, as first amended by that certain letter agreement dated October 31, 2002, and by Line of Credit Extension and Modification Agreement dated February 28, 2003 (“Extension Agreement”), which Line of Credit Loan has a revised maturity date of December 1, 2003, and which is secured, inter alia, by that collateral more particularly described in the documents evidencing said Line of Credit Loan, including, but not limited to, that certain Security Agreement-Commercial dated July 26, 2001 (“Security Agreement”), to include, but not be limited to, Accounts, Inventory, Equipment, General Intangibles, Instruments, Documents, Letter-of-Credit Rights, Deposit Accounts, Chattel Paper, Investment Collateral and Proceeds and Products therefrom (all of which terms are defined in the Security Agreement and accompanying Uniform Commercial Code Financing Statements (“UCC’s”) (collectively, the “Line of Credit Collateral”) (“NLI Loan Number 38300180”);
     2. Term Loan dated October 14, 1999 in the original principal amount of $30,379.25 as evidenced by that certain Note and Security Agreement and accompanying motor vehicle lien MV-1 and secured by a l999 White Ford F-350 SD Pickup (the “Ford F-350 Loan”), which has a maturity date of November 1, 2004 (“NLI Loan Number 38300170”);
     3. Term Loan dated August 24, 2001 in the original principal amount of $13,502.76 as evidenced by that certain Note and Security Agreement and accompanying motor vehicle lien MV-1 and secured by a l998 Ford F-150 (the “Ford F-150 Loan”) (“NLI Loan Number 38300190”);
     4. Term Loan dated October 11, 2001 in the original principal amount of $12,500.00 as evidenced by that certain Note and Security Agreement and accompanying motor vehicle lien MV-1 and secured by a 2000 White Ford Taurus SC (the “Ford Taurus Loan”), which has a maturity date of November 1, 2004 (“NLI Loan Number 38300210”);
     5. Term Loan dated December 5, 2001 in the original principal amount of $18,166.70 as evidenced by that certain Note and Security Agreement and accompanying UCC’s and secured by certain equipment collateral (the “Equipment Loan”), which has a maturity date of January 1, 2005 (“NLI Loan Number 38300200”).
     (The Ford F-350 Loan, The Ford F-150 Loan, the Ford Taurus Loan and the Equipment Loan are hereinafter collectively referred to as the “Term Loans”) (the Line of Credit Loan and the Term Loans are hereinafter collectively referred from time to time herein as the “Loans”) (The Line of Credit Collateral and the additional collateral securing the various Term Loans as described above are hereinafter collectively referred to as the “Collateral”) (the Loan Documents are further affected by the terms of that certain Inter-Creditor Agreement dated February 21, 2002 by and between Venture Capital Solutions, Limited Partnership, a North Carolina Limited Partnership (“VCS”) and Wachovia Bank, N.A. (“Inter-Creditor Agreement”));
     B. The Loans were modified by: (i) the Extension Agreement, which contained, inter alia, a cross-default/cross-collateralization feature for the various Loans and the Collateral securing said Loans; (ii) the letter by Wachovia to the Prior Borrower dated May 12, 2003 extending the maturity of the Line of Credit Loan to October 1, 2003; and (iii) the letter by Wachovia to the Prior Borrower dated August 25, 2003 extending the maturity of the Line of Credit Loan to December 1, 2003. The Loans are modified on the date hereof by that certain Consolidated, Amended and Restated Note and Security Agreement by and among the Lender, the New Borrower and the Prior Borrower (the Consolidated Note and Modification Agreement”). The Notes, Security Agreements, UCC’s, MV-1’s, Extension Agreement, letters referenced in clauses (ii) and (iii) of the first sentence of this paragraph, the Consolidated Notes and Modification Agreement, all other documents previously executed, including, but not limited to, the Commitment Letter dated July 5, 2001 from Wachovia Bank to Prior Borrower, and letter agreement dated October 31, 2002, evidencing and securing the Loans, and all amendments, extensions and renewals thereof subsequent to the date hereof, are referred to herein collectively as the “Loan Documents.”
     C. Guarantors executed Guaranty Agreements dated May 22, 1996 and July 26, 2001, guaranteeing repayment of the Loans (collectively the “Guaranties”).
     D. Effective August 29, 2003, Wachovia, as lender and holder of the Loans, transferred and assigned its interests in the Loans, Loan Documents and Collateral to National Loan Investors, L.P.
     E. The current balances on each of the Loans as of December 18, 2003 prior to modification are:
     1. Line of Credit Loan 38300180-principal $1,040,000.00; interest $32,124.44 (total due: $1,072,124.44) (daily rate: $231.11); (current interest rate: 8.00% percent per annum);
     2. Ford F-350 Loan 38300170-principal $8,763.10; interest $272.63 (total due: $9,035.73) (daily rate: $1.95); (current interest rate: 8.00% percent per annum);

     3. Ford F-150 Loan 38300190-principal $4,855.90; interest $75.00 (total due: $4,930.90) (daily rate: $0.54); (current interest rate: 4.00% percent per annum);
     4. Ford Taurus Loan 38300210-principal $5,208.17; interest $80.44 (total due: $5,288.61) (daily rate: $0.58); (current interest rate: 4.00% percent per annum);
     5. Equipment Loan 38300200-principal $8,578.73; interest $132.49 (total due: $8,711.22) (daily rate: $0.95); (current interest rate: 4.00% percent per annum);
     F. The New Borrower has agreed to acquire substantially all of the assets of Prior Borrower, including, but not limited to, the Collateral, subject to the Loan Documents, to assume and pay all sums due under the Loan Documents, and to perform all obligations of the Prior Borrower under the Loan Documents, subject to the terms of this Agreement. Lender is willing to enter into this Agreement, allow the assumption of the Loans and to release the Guarantors and Prior Borrower, provided that the terms of this Agreement and accompanying Consolidated Note and Modification Agreement are executed and delivered to Lender.
     In consideration of the foregoing recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Incorporation of Recitals. All the above-referenced recitals are hereby specifically incorporated herein by reference hereto.
     2. Conditions Precedent to Approval of Assumption by Lender. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction is specifically waived in writing by Lender:
     A. On or before December 19, 2003, the asset sale shall be completed, and Lender shall be furnished with copies of an executed Agreement and Plan of Reorganization and accompanying Bills of Sale, together with full execution of this Agreement.
     B. Execution and delivery of that certain Consolidated Note and Modification Agreement of even date herewith relative to the Loans in the consolidated, amended and restated amount of $1,000,000.00, with extension of maturity date, and related Modifications to other Loan Documents as deemed necessary by Lender.
     C. Lender shall be provided with UCC-11 Certified Searches from the Georgia Superior Court Clerk’s Cooperative Authority, together with applicable UCC-3 Amendments and UCC-1 Financing Statements in the name of New Borrower and The Wheatstone Energy Group, LLC (i.e., proposed name change of New Borrower), evidencing that Lender shall maintain its first-priority interest in its Collateral and shall receive new or amended MV-1’s on the current and new motor vehicle Collateral.

     D. Delivery to Lender of Evidence of Insurance on the Collateral satisfactory to Lender and naming Lender as loss payee in the priority of Lender’s security interests, showing New Borrower (and New Borrower’s subsequent name change) as insured.
     E. Delivery to Lender of Articles of Organization and Operating Agreement of New Borrower, and Consents, Resolutions, etc. of New Borrower and Prior Borrower authorizing the terms of this Assumption.
     F. Lender’s receipt of an Agreement signed by VCS, confirming that the Inter-Creditor Agreement remains in effect vis-à-vis this Agreement and related Consolidated Note and Modification Agreement, in form and substance satisfactory to Lender.
     G. New Borrower to execute and deliver to Lender Affidavit Regarding Business Assets in form and substance satisfactory to Lender.
     H. Without limiting the generality of any provision of this Agreement or the Loan Documents, Lender shall be reimbursed by either the New Borrower or the Prior Borrower for the payment of all fees and out-of-pocket disbursements incurred by the Lender in any way arising from or in connection with this Agreement and the Loan Documents, including, without limitation, the fees of legal counsel for the preparation, examination and approval of documents in connection with the drafting of this Agreement and related documents or relating to the enforcement or amendment of this Agreement or any of the Loan Documents. Notwithstanding the foregoing sentence, Lender’s fees and expenses, including recording fees, shall be reimbursed up to the first $5,000.00; with Lender bearing the fees and expenses over this reimbursed amount.
     I. As a condition subsequent, Lender shall be furnished with a complete Schedule of new vehicle collateral, which shall consist of all vehicles, i.e., trucks and cars, that are currently unencumbered, and that are currently owned by Prior Borrower, which shall be transferred to New Borrower (“New Vehicle Collateral”) which term shall also be deemed to be part of the “Collateral” globally as described herein, in the Consolidated Note and Modification Agreement and other Loan Documents as well as the Inter-Creditor Agreement. Lender further shall be furnished with the original vehicle titles, and the parties shall cooperate with each other to cause Lender’s liens to be filed with the appropriate recording authorities.
     3. Assignment. The Prior Borrower hereby transfers, sets over, and assigns to the New Borrower all of the Prior Borrower’s right, title, obligation, and interest in, to, and under the Loan Documents and the New Borrower hereby accepts the same. When this Agreement is duly executed and delivered by the New Borrower, the Guarantors and Prior Borrower shall be discharged from liability arising out of or pertaining to the Loan Documents and the Guaranties. New Borrower is hereby liable for the obligations contained in the Loan Documents.
     4. Assumption of Obligation and Agreement to Pay. The New Borrower hereby assumes and agrees to be bound by and to repay all indebtedness owed by the Prior Borrower to the Lender under, and evidenced by, the Loan Documents and to pay the same to any person, corporation, or entity who holds the Loan Documents by assignment from the Lender. The New Borrower hereby acknowledges the receipt of copies of the Loan Documents. As an inducement to the Lender to enter into this Agreement, the New Borrower agrees that it will pay or cause to be paid directly to the Lender or in accordance with directions received from the Lender all payments due under such documents, regardless of any right of set off, counterclaim, or other defense which the New Borrower may have against the Prior Borrower. The New Borrower agrees to execute and deliver all instruments and take all actions as the Lender from time to time may reasonably request in order that the Lender shall obtain the full benefit of this Agreement and shall have the rights and powers herein created.
     5. Consent of the Lender. The Lender expressly consents to the assumption by the New Borrower of the Loan Documents pursuant to the terms of this Agreement, and upon the execution of this Agreement by the Prior Borrower and the New Borrower; provided, however, that the Lender releases the Guarantors and Prior Borrower from liability under any of the Loan Documents and Guaranties.
     6. Balance Due on Notes. The Loan Balances are amended by virtue of accompanying Consolidated Note and Modification Agreement, the terms of which are incorporated herein by this reference. The parties shall furnish to Lender copies of applicable tax information, if any, reflecting the tax allocation between Prior Borrower and New Borrower regarding the reduction of the Loan Balance as more particularly described in the Consolidated Note and Modification Agreement.
     7. No Waiver of Rights. Except as expressly stated herein with regard to the modifications to the Loan Documents, nothing contained in this Agreement shall be construed as a waiver by the Lender of the right to enforce against the New Borrower any and all its rights under the Loan Documents, and the Lender expressly reserves all such rights as against the New Borrower. The Prior Borrower and the New Borrower agree that this Agreement and all covenants, designations, and directions herein contained are irrevocable, and that they will not, without the express written consent of the Lender, take any action which is inconsistent with this Agreement.
     8. Waiver and Consent; Grant of Security Agreement. The Prior Borrower and the New Borrower and the Guarantors hereby expressly consent to, ratify, and waive any objection to this Agreement and any other agreement that amends the Loan Documents. The New Borrower agrees that the Security Agreements and all Collateral associated herein shall continue in full force and effect, that the addition of the New Vehicle Collateral shall not lessen or release any obligations owed hereunder or under the Loan Documents or Consolidated Note and Modification Agreement by the obligors thereto, and that the New Borrower shall not be discharged or released in whole or in part by this Agreement. In addition, the New Borrower acknowledges that its obligations under the Loan Documents shall be continuing, absolute, and unconditional and shall remain in full force and effect until the Loans are paid in full. Further, all parties acknowledge that the release of the Guarantors and Prior Borrower shall not cause a novation, discharge, or a loss of priority of the obligations owed by the New Borrower and of the status of the Collateral securing the Loans.
The entire agreement of the parties with respect to the Loans is set forth in the Loan Documents and this Agreement and accompanying Consolidated Note and Modification Agreement, and such instruments supercede any prior or contemporaneous oral or written understandings to the contrary. The Loan Documents are in full force and effect enforceable in accordance with their terms against New Borrower and have not been amended or modified, except as referenced in this Agreement or the Consolidated Note and Modification Agreement. The New Vehicle Collateral is hereby pledged to Lender, and a security interest is created therein, as additional Collateral for the entire Consolidated indebtedness, and this instrument shall be deemed to be amend the prior security agreements executed in connection with the Loans. Lender is directed to file any documents and instruments necessary to evidence the New Vehicle Collateral pledge herein granted.
     9. Waiver of Notification and Right of Redemption. Pursuant to O.C.G.A. §11-9-624, New Borrower herewith releases and waives any and all rights that it may have under the Loan Documents or the Uniform Commercial Code, as codified in Official Code of Georgia Annotated, to (i) notice of the disposition of any of the Collateral that Lender may hereinafter seek to sell or liquidate in order to satisfy the amounts outstanding under the Loans, pursuant to O.C.G.A. §11-9-611, (ii) redeem the Collateral, pursuant to O.C.G.A. §11-9-623, or (iii) require the disposition of the Collateral, pursuant to O.C.G.A. § 11-9-620.
     10. Acknowledgment of Liquidation Options and Waiver of Objections. New Borrower expressly acknowledges and agrees that any one of a public outcry auction, sealed bid auction, or private sale will each constitute commercially reasonable methods for the sale of any of the Collateral that Lender may later seek to liquidate, as defined by the Uniform Commercial Code, as adopted and codified in the Official Code of Georgia Annotated. New Borrower herewith forever waives and releases any defenses, whether relating to the form, manner, or commercial reasonableness of the sale of any of the Collateral that it may have or seek to assert against Lender with regard to any actions or proceedings by Lender to collect from New Borrower, any and all balances or deficiency balances that may remain under any of the Loans after the sale of any Collateral securing the Loans.
     11. Sale of Collateral. During the term of this Agreement, New Borrower shall not, without the prior written consent of Lender, transfer, assign, pledge, encumber, hypothecate, gift, sell or otherwise convey any assets that either (i) comprise a portion of the Collateral (other than Inventory) for repayment of the Loans; or (ii) have been purchased with the proceeds from the sale of the Collateral (other than Inventory) that secured repayment of the Loans without prior written approval from Lender; provided, however, New Borrower may, during any rolling three-month period, transfer, assign, pledge, encumber, hypothecate, gift, sell or otherwise convey an amount of assets whose aggregate value does not exceed $25,000.00 without the consent of or notice to Lender. Should such a conveyance occur, however; New Borrower shall notify Lender in writing no later than 5 business days after such a conveyance, only if the conveyance consists of either: (a) a single transaction of an asset having a value of $25,000.00; or (b) a single transaction of a group of assets that jointly has a value of $25,000.00. It is also provided that this contemplated sale of part of the Collateral as outlined herein shall not be allowed should the New Borrower be delinquent in any of its obligations to Lender at the proposed time of the Collateral conveyance.

     12. Events of Default. A violation of any of the terms, conditions, covenants, and provisions of this Agreement shall constitute a material event of default under the Loan Documents, whereupon all indebtedness owing under the Loan Documents shall, at the option of the Lender, immediately become due and payable in full by the New Borrower, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived.
     13. UCC Financing Statements. If there are any UCC-1 Financing Statements filed to perfect the Lender’s security interest in any personal Collateral as collateral for the Loan, the New Borrower shall cooperate with Lender regarding the filing of new UCC-1 Financing Statements naming the New Borrower as the Debtor for filing in all jurisdictions deemed necessary by the Lender. The New Borrower shall pay all filing fees incurred in connection with the filing of UCC-1 Financing Statements and Motor Vehicle Lien Registrations.
     It is further agreed that New Borrower, immediately after the closing of the purchase/sale of assets described herein, shall change its official name to The Wheatstone Energy Group, LLC. As a condition subsequent to Lender’s approval of this Agreement and related Consolidated Note and Modification Agreement, New Borrower shall provide to Lender the following:
     a. UCC’s and MV-1’s filed in all required locations for The Wheatstone Energy Group, LLC;
     b. copies to Lender of all required Articles of Organization Name Change documents as are filed with the Georgia Secretary of State; and
     c. insurance policies on those items of Collateral that have insurance policies previously given to Lender, i.e., motor vehicle Collateral.
     It is expressly agreed and intended by all of the parties that the subsequent name change shall not operate to create any novation, discharge or lessening of all obligations or liabilities of the Obligors and that no other documents shall be necessary to evidence this agreement and intention.
     In connection with the UCC and MV-1 filings, New Borrower (WEGI Acquisition, LLC and also The Wheatstone Energy Group, LLC), authorizes Lender to pre-file the financing statements, etc. as outlined herein.
     14. Amendment. This Agreement and the Loan Documents may be amended, modified, or discharged only in writing.
     15. Delay No Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance shall impair any such right or power, or shall such delay or omission be construed to be a waiver thereof by the Lender.
     16. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     17. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses, sections, or articles contained in this Agreement shall not affect the validity or enforceability of the remaining portions or any part thereof.
     18. Governing Law. This Agreement has been executed and shall be performed in the State of Georgia and, notwithstanding any principles of conflicts of laws, the internal laws of the State of Georgia shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.
     19. Conveyance of Title. The New Borrower shall provide to the Lender a copy of the recorded bills of sale, etc. conveying title to the Collateral to the New Borrower and copies of any other instruments of conveyance by which the New Borrower has acquired title to any Collateral for the Loan.
     20. Consent of the Guarantors and Prior Borrower. The Guarantors and Prior Borrower join in the execution of this Agreement to evidence their consent to the assumption of the Loan Documents by the New Borrower.
     21. Representations and Warranties. Lender is relying upon New Borrower’s and Prior Borrower’s representations and warranties in entering into this Agreement; and the New Borrower and Prior Borrower make these representations and warranties for the purpose of influencing the decision of Lender with respect to the provisions of this Agreement.
     A. New Borrower Representations and Warranties:
     The New Borrower represents and warrants to the Lender that: (i) all financial statements and other financial information delivered to the Lender by the New Borrower fairly represents its financial condition of the New Borrower, and no material adverse changes in its financial condition, business or operations of the New Borrower have occurred since the date(s) of the most recently furnished financial statements or other information; (ii) The New Borrower is a duly organized limited liability company under the laws of the State of Georgia, and the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the New Borrower; (iii) upon the execution of this Agreement and accompanying Consolidated Note and Modification Agreement, the Loan Documents constitute a valid and binding obligation of the New Borrower enforceable against the New Borrower in accordance with their terms; (iv) the execution and delivery of this Agreement and the performance of its obligations under the Loan Documents do not and will not violate or conflict with any order, writs, injunction or decree of any court, administrative agency or any other governmental authority applicable to the New Borrower or the Collateral or any agreement by which the New Borrower is bound; (v) the execution and delivery of this Agreement and the performance of the Loan Documents by it will not result in the creation or imposition of any lien, charge or encumbrance upon any of its assets of the New Borrower, except as contemplated by the terms of the Loan Documents; (vi) there is no action, suit or proceeding at law or in equity or by or before any governmental agency or arbitral body now pending or overtly threatened against it or the Collateral other than as set forth in Schedule 5.16 of the Agreement and Plan of Reorganization; and (vii) All verbal and written information furnished by New Borrower to Lender as part of the negotiations of this Agreement are truthful, accurate, and not misleading in the context in which presented.
     A. Prior Borrower Representations and Warranties:
     The Prior Borrower represents and warrants to the Lender that: (i) all financial statements and other financial information delivered to the Lender by the Prior Borrower fairly represents its financial condition of the Prior Borrower, and no material adverse changes in its financial condition, business or operations of the Prior Borrower have occurred since the date(s) of the most recently furnished financial statements or other information; (ii) The Prior Borrower is a duly organized corporation under the laws of the State of Georgia, and the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the Prior Borrower; (iii) the execution and delivery of this Agreement do not and will not violate or conflict with any order, writs, injunction or decree of any court, administrative agency or any other governmental authority applicable to the Prior Borrower or the Collateral or any agreement by which the Prior Borrower is bound; (iv) the execution and delivery of this Agreement will not result in the creation or imposition of any lien, charge or encumbrance upon any of its assets of the Prior Borrower, except as contemplated by the terms of the Loan Documents; (v) there is no action, suit or proceeding at law or in equity or by or before any governmental agency or arbitral body now pending or overtly threatened against it or the Collateral other than as set forth in Schedule 5.16 of the Agreement and Plan of Reorganization; (vi) All verbal and written information furnished by Prior Borrower to Lender as part of the negotiations of this Agreement are truthful, accurate, and not misleading in the context in which presented; (vii) All representations and warranties set forth in the Loan Documents remain true, correct and in full force and effect, and Prior Borrower hereby reaffirms those representations and warranties as of the date of this Agreement; and (viii) Prior Borrower acknowledges that no event of default under the Loan Documents has occurred and is continuing, except that maturity date of the Line of Credit Loan has occurred, and except that the Loans are delinquent in payment.
     22. Waiver and Release. To induce Lender to enter into this Agreement, New Borrower, Prior Borrower and Guarantors acknowledge that they do not have any claim, offset, defense, damages, or cause of action against Lender, Lender’s transferees, successors, representatives, assigns, predecessors, subsidiaries, divisions, related entities, including, but not limited to, Wachovia Bank, National Association, and also Lender’s attorneys, agents, officers, directors, and employees (collectively, “Released Parties”) that would reduce or diminish New Borrower’s, Prior Borrower’s, and each Guarantor’s (as to Guarantors and Prior Borrower—prior to the release of the Prior Borrower and Guarantors herein) liability to Lender pursuant to the Loan Documents as to the Loans, and that neither Prior Borrower, New Borrower nor either Guarantor has any claim, offset, defense or cause of action based upon any acts or omissions of any of the Released Parties relating to the Collateral, the Loans or the administration thereof (collectively, the “Borrower Claims”) against the Released Parties, or any of them; or, the extent that New Borrower, Prior Borrower or either Guarantor does claim to have previously had or currently have any such Borrower Claims against any of the Released Parties as described hereinabove, whether choate or inchoate, whether now known or unknown, whether in law or in equity, which New Borrower, Prior Borrower or either Guarantor previously may have had or currently may have, then New Borrower, Prior Borrower and each Guarantor does hereby waive any and all said past and present Borrower Claims and does hereby release and covenant not to sue the Released Parties for past and present Borrower Claims up to the date hereof.
     23. Representation of Parties. In executing this Agreement, each of the parties hereto represents, warrants and certifies that it has received independent legal counsel and advice from its respective attorneys with regard to the facts involved in connection with the controversies set forth in this Agreement and subject matter hereof, and with regard to the rights or asserted rights arising out of said controversies, if any. In accepting the consideration referred to herein and in executing and delivering this Agreement, each of the parties does so with the full knowledge of any and all rights which each now has or, in the future, may have in connection with the aforementioned controversies, if any. This Agreement shall not be construed against the drafter.
     24. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereof and their respective heirs, executors, administrators, legal representatives, successors, assigns and affiliates. Whenever in this Agreement reference is made to any party or other person or entity such reference shall be deemed to include a reference to the heirs, executors, representatives, successors, assigns, and affiliates of such party. Whenever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. This Agreement may not be changed, discharged or terminated orally, but only by an instrument in writing signed by the parties against whom the enforcement of the change, waiver, discharge or termination is sought.
     25. Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, for any reason and to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not he affected thereby, but rather shall be enforced to the greatest extent permitted by law.
     26. Entire Agreement. The parties hereto do further agree that the provisions contained herein constitute the entire agreement of the parties as of this date, and that the terms hereof are contractual and not mere recitals.
     27. Headings. The headings and captions used herein are provided for convenience of reference only and shall not be employed in the construction of this Agreement.
     28. Time of the Essence. Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal and delivered by authority duly given and, where appropriate, to have their respective seals to be hereunto affixed and attested by the duly empowered officers, all as of the date first above written.

LENDER:
NATIONAL LOAN INVESTORS, L.P.
Signed, sealed, and delivered in the presence of:

/s/ Glenna Parsons	By: /s/ Jimmy B. Hadden	(SEAL)

Witness	Title Senior Resolution Officer

/s/ J. Denis Beleele

Notary Public

[Notary Seal and Commission Expiration Date Here]

NEW BORROWER:
WEGI Acquisition, LLC, a Georgia limited liability company BY: ABRI Facility Services, Inc., a Georgia corporation, sole manager/member
Signed, sealed, and delivered in the presence of:

/s/ David Witt	By: /s/ J. Andrew Abrams	(SEAL)

Witness	Title Co-Chair and Vice President

/s/ Angela Biernath

Notary Public	Attest: /s/ Mark Thomas	(SEAL)

Title Chief Financial Officer
[Notary Seal and Commission Expiration Date Here]

[CORPORATE SEAL]

OLD BORROWER:

The Wheatstone Energy Group, Inc., a Georgia corporation

Signed, sealed, and delivered in the presence of:

/s/ David Witt	By: /s/ Paul M. Williams	(SEAL)

Witness	Title President

/s/ Angela Biernath

Notary Public	Attest: /s/ M. Todd Jarvis	(SEAL)

Title Secretary
[Notary Seal and Commission Expiration Date Here]

[CORPORATE SEAL]

GUARANTORS:
Signed, sealed, and delivered in the presence of:

/s/ David Witt	/s/ M. Todd Jarvis	(SEAL)

Witness	NAME: M. Todd Jarvis

/s/ Angela Biernath

Notary Public	/s/ Paul M. Williams	(SEAL)

NAME: Paul M. Williams
[Notary Seal and Commission Expiration Date Here]